UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2007
PRINTRONIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9321 (Commission File Number)	95-2903992 (IRS Employer Identification No.)

	14600 Myford Road, P.O. Box 19559, Irvine, California (Address of principal executive offices)	92623 (Zip Code)
Registrant’s telephone number, including area code: (714) 368-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification of Rights of Security Holders
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 4.1
EXHIBIT 99.1
Item 1.01 Entry into a Material Definitive Agreement
     On October 2, 2007, Printronix, Inc., a Delaware corporation (the “Company”), Pioneer Holding Corp., a Delaware Corporation (“Parent”), and Pioneer Sub Corp., Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), as announced in the joint press release dated October 2, 2007 attached hereto as Exhibit 99.1. Parent and Merger Subsidiary are owned directly or indirectly by Vector Capital Corporation.
     Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). Acting upon the unanimous recommendation of a special committee comprised of independent directors, the Board of Directors of the Company has approved the Merger and the Merger Agreement and has recommended that the stockholders of the Company approve the Merger.
     In connection with the Merger, each share of the Company’s common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $16.00 in cash without interest (the “Merger Consideration”). Each outstanding option to purchase the Company’s common stock that has an exercise price less than $16.00 will be converted at the Effective Time into the right to receive $16.00 in cash without interest, less (i) the exercise price of such option and (ii) applicable withholding taxes.
     Certain members of the Company’s senior executive management have agreed to enter into contractual arrangements with Parent to invest in Parent in connection with the Merger. Parent and Merger Subsidiary have obtained a debt financing commitment from Silicon Valley Bank, Inc. to provide financing for the transaction. Consummation of the Merger is not subject to a financing condition.
     A special committee of the Company’s Board of Directors, consisting of four independent members of the Company’s Board of Directors (the “Special Committee”), has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of the Company’s shareholders. Houlihan Lokey Howard & Zukin (“Houlihan Lokey”) served as the financial advisor to the Special Committee and, in connection with such service, rendered a fairness opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders (other than the members of management who are expected to invest in Parent) in the Merger.
     The Company and Parent have made customary representations, warranties and covenants in the Merger Agreement including (i) the Company will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement; (ii) the board of directors of the Company will recommend to its stockholders that they adopt and approve the Merger Agreement, subject to certain exceptions; (iii) the Company will be subject to certain restrictions on the operation of its business between the date of the Merger Agreement and the Effective Time; and (iv) the Company will be subject to restrictions on solicitation of proposals with respect to any alternative sales transactions.

     Consummation of the Merger is subject to closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the shares of Printronix (the officers and directors of the Company, who hold approximately 21.6% of the Company’s shares, have agreed to vote in favor of the transaction); (ii) the absence of any material adverse effect with respect to the Company; (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable, similar foreign regulations; (iv) the satisfactory completion of Phase I environmental assessments of certain of the Company’s current manufacturing sites; (v) the Company possessing at least $18 million, at closing, in freely available cash (representing the cash that the Company could readily transfer into the exchange fund to pay a portion of the merger consideration); and (vi) the Company possessing a minimum amount of working capital at the end of the month prior to the closing date. Stockholders should not consider the future cash and working capital levels indicated by the closing conditions as projections or expectations of future financial performance. The actual amounts in the Merger Agreement were arrived at by negotiation, and take various adjustments into account.
     The Company intends to prepare and file a proxy statement with the Securities and Exchange Commission that it will mail to stockholders in order to obtain stockholder approval for the Merger Agreement and the Merger.
     The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon termination of the Merger Agreement under specified circumstances either the Company or Parent may be required to pay the other a termination fee.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Printronix. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Printronix in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Printronix, Parent and Merger Subsidiary, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Printronix, Parent, and Merger Subsidiary.
     Additional Information and Where to Find It
     Printronix will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement and such other materials when they become available because they will contain important information about the acquisition and Printronix. Investors and security holders will be able to obtain a free copy of the proxy statement and any other documents filed by the company from the SEC Web site at www.sec.gov. Printronix’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Printronix in connection with the proposed transaction. Information about the directors and executive officers of Printronix is set forth in the proxy statement for Printronix’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 20, 2007. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.
     The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from stockholders of the Company in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the Company’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.
Item 3.03 Material Modification of Rights of Security Holders
     On October 1, 2007, prior to the execution of the Merger Agreement, the board of directors of the Company approved, and the Company entered into, Amendment No. 1 (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of April 4, 1999 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services LLC), as rights agent (the “Rights Agent”). The Amendment, among other things, provides that neither Parent, Merger Sub nor any of their affiliates will become an “Acquiring Person” (as such term is defined in the Rights Agreement), none of a “Shares Acquisition Date”, a “Distribution Date”, or a “Triggering Event” (each as defined in the Rights Agreement) shall occur, in each case, by reason of the approval, execution or delivery of, or the consummation of the transactions contemplated by, the Merger Agreement or the Voting Agreements. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events.
     On October 2, 2007, Vector Capital, Parent, and the Company issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Concurrent with the execution of the Merger Agreement, each of John Dougery, Chris Halliwell, Erwin Kelen, Charles Turnbull, Robert Kleist, Andy Chapman, Victor Fitzsimmons, George Harwood, Jim McWilson, Juli Mathews, and David Sakai (collectively and in their individual capacity, the “Principal Stockholders”) entered into Voting Agreements, dated as of October 1, 2007 (the “Voting Agreements”) with Parent, pursuant to which, among other things, each such Principal Stockholder has agreed to vote the shares of the Company common stock specified in the Voting Agreement by such Principal Stockholder in favor of the adoption of the Merger Agreement as provided for in the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreements. The shares of the Company common stock beneficially owned by the Principal Stockholders represent approximately 23.6% of the total issued and outstanding shares of the Company’s common stock as of the close of business on October 1, 2007. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated October 1, 2007, by and among Printronix, Inc., Pioneer Holding Corp., a Delaware Corporation, and Pioneer Sub Corp., Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Amendment to Rights Agreement dated October 1, 2007, between Printronix, Inc. and Mellon Investor Services LLC.

99.1	Press Release issued jointly by Vector Capital, Pioneer Holding Company ¸ and Printronix, Inc., dated October 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINTRONIX, INC.
October 2, 2007	/s/ George L. Harwood
George L. Harwood,
Senior Vice President, Finance & IT, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated October 1, 2007, by and among Printronix, Inc., Pioneer Holding Corp., a Delaware Corporation, and Pioneer Sub Corp., Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Amendment to Rights Agreement dated October 1, 2007, between Printronix, Inc. and Mellon Investor Services LLC.

99.1	Press Release issued jointly by Vector Capital, Pioneer Holding Company, and Printronix, Inc., dated October 2, 2007.